SECOND LOAN MODIFICATION AGREEMENT


          SECOND LOAN MODIFICATION AGREEMENT, dated March 17, 1998 (the "Amendment"), by and among MAUI LAND & PINEAPPLE COMPANY, INC. (the "Borrower") and BANK OF HAWAII, a Hawaii banking corporation ("BKOH"), FIRST HAWAIIAN BANK, a Hawaii banking corporation ("FHB"), CENTRAL PACIFIC BANK, a Hawaii banking corporation ("CPB" and, together, with BKOH, and FHB, the "Lenders") and BANK OF HAWAII, as Agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

     W I T N E S S E T H:

          WHEREAS, the Borrower, Lenders and Agent are parties to that certain Amended and Restated Revolving and Term Loan Agreement, dated as of December 4, 1996, as heretofore amended (as so amended, the "Loan Agreement"), pur suant to which the Lenders have made Loans to the Borrower on the terms and conditions stated therein; and

          WHEREAS, the Borrower, Lenders and Agent have agreed to amend the Loan Agreement and the other Loan
Documents (as such term is defined in the Loan Agreement) for the purposes of amending Section 5.02(D) of the Loan Agree ment, all as set forth in this Amendment;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each of the Borrower, Lenders and Agent agree as follows:

          SECTION 1.  Definitions.  Capitalized terms used
herein and not otherwise defined herein shall have the mean ings ascribed to them in the Loan Agreement.

          SECTION 2.  Amendment to Loan Agreement.

          Effective on and after the Effective Date, Section
5.02(D) of the Loan Agreement is amended and restated in its entirety to read as follows:

               "(D) Neither the Borrower nor any Subsidiary will make any Capital Expenditures or any Investments, or both, in any of the fiscal years listed below in column (a) which, together with all other Capital Expen ditures and Investments made by the Borrower and its Subsidiaries in any such fiscal year, will exceed in the aggregate the amount shown opposite such fiscal year listed below in column (b):

                     (a)                     (b)
               1992                $14.0 Million
               1993                $13.0 Million
               1994                $11.0 Million
               1995                $10.0 Million
               1996                $ 8.5 Million
               1997                $10.7 Million
               thereafter          $10.0 Million"

          SECTION 3.  General Amendments.

          All references set forth in the Loan Agreement (including, without limitation, all exhibits, schedules and appendices thereto), the Notes, the Mortgage, the Agency Agreement, the Environmental Indemnity Agreement, the Addi tional Security Mortgage and the other documents, instruments and agreements relating to the Loan Agreement, the Notes, the Mortgage, the Agency Agreement, the Environmental Indemnity Agreement, the Additional Security Mortgage or to the loans made under the Loan Agreement by the Lenders to the Borrower (collectively, the "Loan Documents") to (i) the Loan Agree ment, is amended to mean and include the Loan Agreement, as amended by this Amendment, and as may be further amended, modified and supplemented from time to time by written agree ment between the parties hereto, (ii) the Notes, are amended to mean and include the Notes, as amended by this Amendment, and as may be further amended from time to time, (iii) the Mortgage, is amended to mean and include the Mortgage, as amended from time to time, and (iv) the other Loan Documents, or any of them, are amended to mean and include such Loan Documents, as amended from time to time.

          SECTION 4.  Representations, Warranties and
Agreements.

          The Borrower hereby:

               (a) reaffirms each and all of its representa tions and warranties set forth in Section 4.01 of the Loan Agreement as being true and correct on and as of the date hereof with the same force and effect as if such representa tions and warranties were set forth in full herein (provided that the representations and warranties set forth in Section 4.01(F) of the Loan Agreement shall for the purposes hereof be deemed to be made with respect to the Borrower's financial statements most recently delivered to the Lenders pursuant to the Loan Agreement);

               (b) represents and warrants that no Event of Default and no event, which with the lapse of time, the giving of notice or both would constitute an Event of Default, has occurred and is continuing on and as of the date hereof;

               (c) represents and warrants that no material adverse change in the condition (financial or otherwise) of the Borrower has occurred since the periods covered by the Borrower's financial statements most recently delivered to the Lenders pursuant to the Loan Agreement;

               (d) represents and warrants that each of this Amendment, the Loan Agreement, as amended by this Amendment, and each of the Notes, as amended by this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower and is enforceable in accordance with its terms;

               (e)  represents and warrants that the execu
tion, delivery and performance of this Amendment do not and will not violate articles of incorporation, by-laws, any ap plicable laws, rules, regulations, orders, injunctions, writs or decrees or result in a breach of or constitute a default under any contract, agreement or instrument to which the Bor rower is a party or by which the Borrower, or its properties are bound, or result in the creation or imposition of any security interest in, or lien or encumbrance upon any property or assets of the Borrower, except in favor of the Lenders; and

               (f)  represents and warrants that no consent
or withholding of objection, approval or authorization of or declaration or filing with, or the taking of any other action by or in respect of any governmental body or regulatory au thority or any other Person is required in connection with the execution, delivery and performance of this Amendment, other than as may have been obtained or effected prior to the date hereof, and in respect of which the Borrower shall have notified the Lenders in writing on or prior to the date hereof.

          SECTION 5. Effectiveness. Notwithstanding any thing herein to the contrary, the amendments to the Loan Agreement and the other Loan Documents set forth in Sections 2 and 3 of this Amendment, shall amend the provisions of the Loan Agreement, Notes and the other Loan Documents as of December 31, 1997 (the "Effective Date"), when each and all of the following conditions precedent shall have been satisfied in full:

               (a) Delivery of this Amendment. Each of the parties hereto shall have duly executed and delivered to the Agent this Amendment.

               (b)  No Default.  On and as of the Effective
Date, no Event of Default shall have been declared by the Lenders under the Loan Agreement.

               (c)  Payments; Charges; Fees.  The Borrower
shall have paid to the Lenders in accordance with the terms of the Loan Agreement all payments, charges and fees required to have been paid on or before the Effective Date by the terms of the Loan Agreement or the other Loan Documents.

               (d) Consents. There shall have been obtained all third-party consents, if any, necessary or appropriate to effect the amendments and consummate the transactions set forth in this Amendment.

          SECTION 6. Limitations. The amendments to the Loan Agreement, the Notes and the other Loan Documents set forth hereinabove in Sections 2 and 3 of this Amendment shall be limited precisely as written and shall not, except as expressly provided herein, be deemed otherwise to be a consent to any waiver, amendment or modification of any other terms or conditions of the Loan Agreement or any of the other Loan Documents. The Loan Agreement and other Loan Documents, heretofore amended and as amended hereby, are in all respects ratified and confirmed and shall remain in full force and effect.

          SECTION 7. Further Assurances. The Borrower shall take all such further actions and execute and deliver all such further documents and instruments as the Lenders may from time to time reasonably request to further evidence or effect the transactions contemplated by this Amendment.

          SECTION 8.  Counterparts.  This Amendment may be
executed in two or more counterparts, each of which shall be an original hereof, but all of which together shall consti tute but one and the same instrument.

          SECTION 9.  Headings.  The section headings in this
Amendment have been inserted for convenience of reference only and shall in no manner affect the meaning or interpretation of the various provisions hereof.

          SECTION 10.  Governing Law.  This Amendment shall
be governed by, and construed in accordance with, the laws of the State of Hawaii.

          SECTION 12. Expenses of the Agent. Without in any way limiting the obligations of the Borrower under Section
7.04 of the Loan Agreement, the Borrower shall reimburse the Agent for all of the costs and expenses of the Agent in con nection with the preparation of this Amendment, including, but not limited to, reasonable attorneys fees and expenses.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first-above written.


                          MAUI LAND & PINEAPPLE COMPANY, INC.

                          By: /S/ PAUL J. MEYER
                          Its:  EVP/Finance

                         By:  /S/ GARY L. GIFFORD
                         Its:  President

                         BANK OF HAWAII,
                         individually and as Agent

                         By: /S/ PETER HO
                         Its:

                         FIRST HAWAIIAN BANK

                        By:    /S/ ANN M. K. LEE
                        Its: Assistant Vice President

                        CENTRAL PACIFIC BANK

                        By: /S/  ROBERT KAMEMOTO
                        Its:  Vice-President